UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 18, 2012

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES
CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

The registrant’s press release dated July 18, 2012, regarding its financial results for the periods ended June 30, 2012, including consolidated financial statements for the periods ended June 30, 2012, is Attachment I of this Form 8-K.  Attachment II are the slides for IBM’s Chief Financial Officer Mark Loughridge’s second quarter earnings presentation on July 18, 2012, as well as certain reconciliation and other information (“Non-GAAP Supplemental Materials”) for information in Attachment I (press release), Attachment II (slides) and in Mr. Loughridge’s presentation. All of the information in Attachment I and II is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July18, 2012

	By:	/s/ James J. Kavanaugh

James J. Kavanaugh
Vice President and Controller

3

ATTACHMENT I

IBM REPORTS 2012 SECOND-QUARTER RESULTS

•                  Diluted EPS:

•                  GAAP: $3.34, up 11 percent;

•                  Operating (non-GAAP): $3.51, up 14 percent;

•                  Net income:

•                  GAAP: $3.9 billion, up 6 percent;

•                  Operating (non-GAAP): $4.1 billion, up 8 percent;

•                  Gross profit margin:

•                  GAAP: 47.6 percent, up 1.2 points;

•                  Operating (non-GAAP): 48.2 percent, up 1.5 points;

•                  Revenue: $25.8 billion, down 3 percent, up 1 percent adjusting for currency;

•                  Free cash flow of $3.7 billion, up 9 percent;

•                  Software revenue, flat, up 4 percent adjusting for currency;

•                  Services revenue down 3 percent, up 1 percent adjusting for currency:

•                  Services pre-tax income up 18 percent;

•             Services backlog of $136 billion, down 6 percent, flat adjusting for currency;

•                  Systems and Technology revenue down 9 percent, down 7 percent adjusting for currency;

•                  Growth markets revenue up 2 percent, up 8 percent adjusting for currency;

•                  Business analytics revenue up 13 percent in the first half;

•                  Smarter Planet revenue up more than 20 percent in the first half;

•                  Cloud revenue doubled first-half 2011 revenue;

•                  Full-year 2012 operating (non-GAAP) EPS expectations raised to at least $15.10 from at least $15.00.

ARMONK, N.Y., July 18, 2012 . . . IBM (NYSE: IBM) today announced second-quarter 2012 diluted earnings of $3.34 per share, compared with diluted earnings of $3.00 per share in the second quarter of 2011, an increase of 11 percent.  Operating (non-GAAP) diluted earnings were $3.51 per share, compared with operating diluted earnings of $3.09 per share in the second quarter of 2011, an increase of 14 percent.

Second-quarter net income was $3.9 billion compared with $3.7 billion in the second quarter of 2011, an increase of 6 percent.  Operating (non-GAAP) net income was $4.1 billion compared with $3.8 billion in the second quarter of 2011, an increase of 8 percent.

Total revenues for the second quarter of 2012 of $25.8 billion were down 3 percent (up 1 percent, adjusting for currency) from the second quarter of 2011.  Currency negatively impacted revenue growth by approximately $1 billion.

“In the second quarter, we delivered strong profit, earnings per share and free cash flow growth.  This performance reflects continued strength in our growth initiatives and investments in higher value opportunities,” said Ginni Rometty, IBM president and chief executive officer.  “These are fundamental elements of our long-term business model.

“Looking ahead, we are well positioned to deliver greater value to a wider range of clients and to our shareholders.  Given our performance in the first half and our outlook for the second half, we are raising our full-year operating earnings per share expectations to at least $15.10.”

Second-Quarter GAAP — Operating (non-GAAP) Reconciliation

Second-quarter operating (non-GAAP) diluted earnings exclude $0.17 per share of charges: $0.11 per share for the amortization of purchased intangible assets and other acquisition-related charges, and $0.06 per share for retirement-related charges driven by changes to plan assets and liabilities primarily related to market performance.

Full-Year 2012 Expectations

IBM raised its expectations for full-year 2012 GAAP diluted earnings per share to at least $14.40 from at least $14.27 and operating (non-GAAP) diluted earnings per share to at least $15.10 from at least $15.00.  The 2012 operating (non-GAAP) earnings expectations exclude $0.70 per share of charges for amortization of purchased intangible assets, other acquisition-related charges, and retirement-related charges driven by changes to plan assets and liabilities primarily related to market performance.

Geographic Regions

The Americas’ second-quarter revenues were $11.1 billion, a decrease of 1 percent (up 1 percent, adjusting for currency) from the 2011 period.  Revenues from Europe/Middle East/Africa were $7.9 billion, down 9 percent (flat, adjusting for currency).  Asia-Pacific revenues increased 2 percent (up 4 percent, adjusting for currency) to $6.3 billion.  OEM revenues were $512 million, down 24 percent compared with the 2011 second quarter.

Growth Markets

Revenues from the company’s growth markets increased 2 percent (up 8 percent, adjusting for currency) and more than 30 countries had double-digit revenue growth, adjusting for currency.  Revenues in the BRIC countries — Brazil, Russia, India and China — increased 5 percent (up 12 percent, adjusting for currency).

Services

Global Technology Services segment revenues decreased 2 percent (up 2 percent, adjusting for currency) to $10.0 billion.  Global Business Services segment revenues were down 4 percent (down 1 percent, adjusting for currency) to $4.7 billion.

Pre-tax income from Global Technology Services increased 24 percent and pre-tax margin increased to 17.1 percent.  Global Business Services pre-tax income increased 7 percent and pre-tax margin increased to 16.6 percent.

The estimated services backlog at June 30 was $136 billion, down 6 percent year over year at actual rates (flat, adjusting for currency).

Software

Revenues from the Software segment were $6.2 billion, flat (up 4 percent, adjusting for currency) compared with the second quarter of 2011.  Software pre-tax income increased 8 percent and pre-tax margin increased to 35.9 percent.

Revenues from IBM’s key middleware products, which include WebSphere, Information Management, Tivoli, Lotus and Rational products, were $3.9 billion, flat (up 4 percent, adjusting for currency) versus the second quarter of 2011.  Operating systems revenues of $628 million were flat (up 3 percent, adjusting for currency) compared with the prior-year quarter.

Revenues from the WebSphere family of software products increased 3 percent year over year.  Information Management software revenues decreased 1 percent.  Revenues from Tivoli software increased 2 percent.  Revenues from Lotus software decreased 8 percent, and Rational software decreased 7 percent.

Hardware

Revenues from the Systems and Technology segment totaled $4.3 billion for the quarter, down 9 percent (down 7 percent, adjusting for currency) from the second quarter of 2011.  Systems and Technology pre-tax income decreased $159 million.

Total systems revenues decreased 7 percent (down 5 percent, adjusting for currency).  Revenues from Power Systems were down 7 percent compared with the 2011 period.  Revenues from System x were down 8 percent.  Revenues from System z mainframe server products decreased 11 percent compared with the year-ago period.  Total delivery of System z computing power, as measured in MIPS (millions of instructions per second), decreased 8 percent.  Revenues from System Storage decreased 4 percent, and revenues from Retail Store Solutions decreased 4 percent year over year.  Revenues from Microelectronics OEM decreased 22 percent.

Financing

Global Financing segment revenues were flat (up 4 percent, adjusting for currency) in the second quarter at $517 million.  Pre-tax income for the segment increased 6 percent to $528 million.

***

The company’s total gross profit margin was 47.6 percent in the 2012 second quarter compared with 46.4 percent in the 2011 second-quarter period.  Total operating (non-GAAP) gross profit margin was 48.2 percent in the 2012 second quarter compared with 46.8 percent in the 2011 second-quarter period, with increases in Global Technology Services and Global Business Services.

Total expense and other income decreased 5 percent to $7.1 billion compared with the prior-year period.  S,G&A expense of $5.8 billion decreased 3 percent year over year.  R,D&E expense of $1.6 billion increased 1 percent compared with the year-ago period.  Intellectual property and custom development income decreased to $289 million compared with $295 million a year ago.  Other (income) and expense was income of $132 million compared with prior-year expense of $97 million.  Interest expense increased to $117 million compared with $97 million in the prior year.

Total operating (non-GAAP) expense and other income decreased 6 percent to $7.0 billion compared with the prior-year period.  Operating (non-GAAP) S,G&A expense of $5.7 billion decreased 4 percent compared with prior-year expense.  Operating (non-GAAP) R,D&E expense of $1.6 billion was flat compared with the year-ago period.

Pre-tax income increased 6 percent to $5.2 billion and pre-tax margin of 20.0 percent, up 1.7 points compared with the prior-year period.  Operating (non-GAAP) pre-tax income increased 8 percent to $5.4 billion and pre-tax margin was 21.1 percent, up 2.2 points.

IBM’s tax rate was 24.8 percent, down 0.2 points year over year; operating (non-GAAP) tax rate was 25.0 percent, flat compared to the year-ago period.

Net income margin increased 1.3 points to 15.1 percent.  Total operating (non-GAAP) net income margin increased 1.6 points to 15.8 percent.

The weighted-average number of diluted common shares outstanding in the second-quarter 2012 was 1.16 billion compared with 1.22 billion shares in the same period of 2011.  As of June 30, 2012, there were 1.14 billion basic common shares outstanding.

Debt, including Global Financing, totaled $32.4 billion, compared with $31.3 billion at year-end 2011.  From a management segment view, Global Financing debt totaled $22.6 billion versus $23.3 billion at year-end 2011, resulting in a debt-to-equity ratio of 7.0 to 1.  Non-global financing debt totaled $9.8 billion, an increase of $1.8 billion since year-end 2011, resulting in a debt-to-capitalization ratio of 36.1 percent from 32.0 percent.

IBM ended the second-quarter 2012 with $11.2 billion of cash on hand and generated free cash flow of $3.7 billion, excluding Global Financing receivables, up approximately $0.3 billion year over year. The company returned $4.0 billion to shareholders through $1.0 billion in dividends and $3.0 billion of share repurchases.

Year-To-Date 2012 Results

Net income for the six months ended June 30, 2012 was $6.9 billion compared with $6.5 billion in the year-ago period, an increase of 6 percent.  Diluted earnings per share were $5.95 compared with $5.30 per diluted share for the 2011 period, an increase of 12 percent.  Revenues for the six-month period totaled $50.5 billion, a decrease of 2 percent (up 1 percent, adjusting for currency) compared with $51.3 billion for the six months of 2011.

Operating (non-GAAP) net income for the six months ended June 30, 2012 was $7.3 billion compared with $6.8 billion in the year-ago period, an increase of 9 percent.  Operating (non-GAAP) diluted earnings per share were $6.29 compared with $5.50 per diluted share for the 2011 period, an increase of 14 percent.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and corporate IT spending budgets; the company’s failure to meet growth and productivity objectives, a failure of the company’s innovation initiatives; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results and purchases, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key personnel and its reliance on critical skills; impacts of relationships with critical suppliers and business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels; the company’s ability to successfully manage acquisitions and alliances; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Q, Form 10-K and in the company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results and expectations —

•                  presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•                  presenting non-global financing debt-to-capitalization ratio;

•                  adjusting for free cash flow;

•                  adjusting for currency (i.e., at constant currency).

The rationale for management’s use of non-GAAP measures is included as part of the supplemental materials presented within the second-quarter earnings materials.  These materials are available on the IBM investor relations Web site at www.ibm.com/investor and are being included in Attachment II (“Non-GAAP Supplemental Materials”) to the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 4:30 p.m. EDT, today.  The Webcast may be viewed at www.ibm.com/investor/2q12.  Presentation charts will be available on the Web site shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
			Percent			Percent
	2012	2011	Change	2012	2011	Change
REVENUE

Global Technology Services	$9,995	$10,241	-2.4%	$20,031	$20,104	-0.4%
Gross profit margin	36.3%	34.0%		35.8%	33.9%

Global Business Services	4,667	4,866	-4.1%	9,304	9,575	-2.8%
Gross profit margin	30.7%	28.9%		29.4%	28.2%

Software	6,171	6,169	0.0%	11,770	11,478	2.5%
Gross profit margin	88.4%	88.4%		87.7%	87.8%

Systems and Technology	4,259	4,681	-9.0%	8,008	8,700	-7.9%
Gross profit margin	38.3%	40.6%		36.4%	39.3%

Global Financing	517	519	-0.4%	1,006	1,035	-2.8%
Gross profit margin	46.0%	48.7%		48.3%	51.1%

Other	175	191	-8.4%	336	381	-11.7%
Gross profit margin	-60.0%	-57.7%		-67.1%	-75.5%

TOTAL REVENUE	25,783	26,666	-3.3%	50,456	51,273	-1.6%

GROSS PROFIT	12,281	12,385	-0.8%	23,400	23,243	0.7%
Gross margin	47.6%	46.4%		46.4%	45.3%

EXPENSE AND OTHER INCOME

S,G&A	5,837	6,030	-3.2%	11,723	11,856	-1.1%
Expense to revenue	22.6%	22.6%		23.2%	23.1%

R,D&E	1,587	1,569	1.1%	3,188	3,156	1.0%
Expense to revenue	6.2%	5.9%		6.3%	6.2%

Intellectual property and custom development income	(289)	(295)	-1.8%	(545)	(557)	-2.2%
Other (income) and expense	(132)	97	NM	(190)	(105)	80.9%
Interest expense	117	97	20.4%	226	190	19.1%

TOTAL EXPENSE AND OTHER INCOME	7,120	7,500	-5.1%	14,403	14,541	-0.9%
Expense to revenue	27.6%	28.1%		28.5%	28.4%

INCOME BEFORE INCOME TAXES	5,161	4,885	5.7%	8,997	8,702	3.4%
Pre-tax margin	20.0%	18.3%		17.8%	17.0%
Provision for income taxes	1,280	1,221	4.8%	2,049	2,175	-5.8%
Effective tax rate	24.8%	25.0%		22.8%	25.0%

NET INCOME	$3,881	$3,664	5.9%	$6,948	$6,526	6.5%

Net income margin	15.1%	13.7%		13.8%	12.7%

EARNINGS PER SHARE OF COMMON STOCK:
ASSUMING DILUTION	$3.34	$3.00	11.3%	$5.95	$5.30	12.3%
BASIC	$3.38	$3.04	11.2%	$6.02	$5.38	11.9%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUT- STANDING (M’s):
ASSUMING DILUTION	1,161.9	1,221.4		1,168.1	1,230.7
BASIC	1,149.0	1,204.8		1,154.1	1,213.5

NM — Not Meaningful

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

(Unaudited)

	At	At
	June 30,	December 31,
(Dollars in Millions)	2012	2011
ASSETS

Current Assets:
Cash and cash equivalents	$10,864	$11,922
Marketable securities	323	—
Notes and accounts receivable - trade (net of allowances of $264 in 2012 and $256 in 2011)	10,172	11,179
Short-term financing receivables (net of allowances of $271 in 2012 and $311 in 2011)	14,982	16,901
Other accounts receivable (net of allowances of $11 in 2012 and $11 in 2011)	1,703	1,481
Inventories, at lower of average cost or market:
Finished goods	752	589
Work in process and raw materials	2,006	2,007

Total inventories	2,758	2,595
Deferred taxes	1,478	1,601
Prepaid expenses and other current assets	5,113	5,249

Total Current Assets	47,392	50,928

Property, plant and equipment	40,158	40,124
Less: Accumulated depreciation	26,293	26,241

Property, plant and equipment - net	13,865	13,883
Long-term financing receivables (net of allowances of $55 in 2012 and $38 in 2011)	10,795	10,776
Prepaid pension assets	2,862	2,843
Deferred taxes	2,795	3,503
Goodwill	27,735	26,213
Intangible assets - net	3,657	3,392
Investments and sundry assets	4,730	4,895

Total Assets	$113,832	$116,433

LIABILITIES AND EQUITY

Current Liabilities:
Taxes	$2,183	$3,313
Short-term debt	7,669	8,463
Accounts payable	7,482	8,517
Compensation and benefits	4,656	5,099
Deferred income	12,311	12,197
Other accrued expenses and liabilities	4,602	4,535

Total Current Liabilities	38,903	42,123

Long-term debt	24,766	22,857
Retirement and nonpension postretirement benefit obligations	16,544	18,374
Deferred income	3,889	3,847
Other liabilities	9,166	8,996

Total Liabilities	93,269	96,197

Equity:
IBM Stockholders’ Equity:
Common stock	49,157	48,129
Retained earnings	109,928	104,857
Treasury stock — at cost	(117,116)	(110,963)
Accumulated other comprehensive income/(loss)	(21,498)	(21,885)

Total IBM stockholders’ equity	20,472	20,138

Noncontrolling interests	92	97

Total Equity	20,563	20,236

Total Liabilities and Equity	$113,832	$116,433

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in Millions)	2012	2011	2012	2011
Net Cash from Operating Activities per GAAP:	$4,435	$4,279	$8,726	$8,071

Less: the change in Global Financing (GF) Receivables	(507)	(33)	918	1,903

Net Cash from Operating Activities (Excluding GF Receivables)	4,942	4,313	7,809	6,168

Capital Expenditures, Net	(1,278)	(952)	(2,279)	(2,010)

Free Cash Flow (Excluding GF Receivables)	3,664	3,361	5,529	4,159

Acquisitions	(606)	(107)	(1,925)	(159)
Divestitures	13	4	13	4
Dividends	(978)	(905)	(1,848)	(1,700)
Share Repurchase	(2,988)	(3,976)	(6,002)	(8,021)
Non-GF Debt	933	(20)	1,590	1,007
Other (includes GF Receivables, and GF Debt)	(1,187)	162	1,907	4,822

Change in Cash, Cash Equivalents and Short-term Marketable Securities	$(1,148)	$(1,481)	$(736)	$113

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SECOND-QUARTER 2012
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS

Global Technology Services	$9,995	$291	$10,286	$1,757	17.1%
Y-T-Y change	-2.4%	-9.1%	-2.6%	23.7%

Global Business Services	4,667	180	4,847	803	16.6%
Y-T-Y change	-4.1%	-12.2%	-4.4%	7.0%

Software	6,171	776	6,946	2,493	35.9%
Y-T-Y change	0.0%	-2.0%	-0.2%	7.9%

Systems and Technology	4,259	159	4,418	234	5.3%
Y-T-Y change	-9.0%	-27.3%	-9.8%	-40.4%

Global Financing	517	515	1,032	528	51.1%
Y-T-Y change	-0.4%	-5.7%	-3.2%	6.4%

TOTAL REPORTABLE SEGMENTS	$25,608	$1,921	$27,529	$5,814	21.1%
Y-T-Y change	-3.3%	-7.7%	-3.6%	8.3%

Eliminations / Other	175	(1,921)	(1,746)	(653)

TOTAL IBM CONSOLIDATED	$25,783	$(0)	$25,783	$5,161	20.0%
Y-T-Y change	-3.3%		-3.3%	5.7%

	SECOND-QUARTER 2011
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS

Global Technology Services	$10,241	$320	$10,561	$1,420	13.4%

Global Business Services	4,866	205	5,071	750	14.8%

Software	6,169	792	6,961	2,310	33.2%

Systems and Technology	4,681	218	4,899	393	8.0%

Global Financing	519	547	1,066	496	46.5%

TOTAL REPORTABLE SEGMENTS	$26,476	$2,082	$28,558	$5,370	18.8%

Eliminations / Other	191	(2,082)	(1,891)	(485)

TOTAL IBM CONSOLIDATED	$26,666	$(0)	$26,666	$4,885	18.3%

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SIX-MONTHS 2012
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS

Global Technology Services	$20,031	$584	$20,615	$3,237	15.7%
Y-T-Y change	-0.4%	-6.9%	-0.6%	21.8%

Global Business Services	9,304	363	9,667	1,404	14.5%
Y-T-Y change	-2.8%	-10.5%	-3.1%	1.0%

Software	11,770	1,615	13,386	4,438	33.2%
Y-T-Y change	2.5%	-0.4%	2.2%	9.7%

Systems and Technology	8,008	309	8,317	130	1.6%
Y-T-Y change	-7.9%	-33.1%	-9.2%	-75.3%

Global Financing	1,006	1,000	2,006	1,040	51.8%
Y-T-Y change	-2.8%	-4.2%	-3.5%	2.4%

TOTAL REPORTABLE SEGMENTS	$50,120	$3,872	$53,991	$10,248	19.0%
Y-T-Y change	-1.5%	-6.9%	-1.9%	6.4%

Eliminations / Other	336	(3,872)	(3,535)	(1,252)

TOTAL IBM CONSOLIDATED	$50,456	$(0)	$50,456	$8,997	17.8%
Y-T-Y change	-1.6%		-1.6%	3.4%

	SIX-MONTHS 2011
				Pre-tax
	Revenue			Income/	Pre-tax
(Dollars in Millions)	External	Internal	Total	(Loss)	Margin

SEGMENTS

Global Technology Services	$20,104	$627	$20,732	$2,658	12.8%

Global Business Services	9,575	405	9,980	1,390	13.9%

Software	11,478	1,621	13,099	4,045	30.9%

Systems and Technology	8,700	462	9,162	525	5.7%

Global Financing	1,035	1,044	2,079	1,015	48.8%

TOTAL REPORTABLE SEGMENTS	$50,892	$4,160	$55,052	$9,634	17.5%

Eliminations / Other	381	(4,160)	(3,779)	(932)

TOTAL IBM CONSOLIDATED	$51,273	$(0)	$51,273	$8,702	17.0%

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	SECOND-QUARTER 2012
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$12,281	$93		$66		$12,440

Gross Profit Margin	47.6%	0.4	Pts	0.3	Pts	48.2%

S,G&A	5,837	(87)		(33)		5,717

R,D&E	1,587	0		5		1,592

Other (Income) & Expense	(132)	(1)		0		(133)

Total Expense & Other (Income)	7,120	(88)		(28)		7,004

Pre-Tax Income	5,161	181		94		5,436

Pre-Tax Income Margin	20.0%	0.7	Pts	0.4	Pts	21.1%

Provision for Income Taxes***	1,280	49		30		1,359

Effective Tax Rate	24.8%	0.1	Pts	0.1	Pts	25.0%

Net Income	3,881	132		64		4,077

Net Income Margin	15.1%	0.5	Pts	0.2	Pts	15.8%

Diluted Earnings Per Share	$3.34	$0.11		$0.06		$3.51

	SECOND-QUARTER 2011
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$12,385	$87		$6		$12,477

Gross Profit Margin	46.4%	0.3	Pts	0.0	pts	46.8%

S,G&A	6,030	(76)		(5)		5,950

R,D&E	1,569	0		24		1,593

Other (Income) & Expense	97	(1)		0		96

Total Expense & Other (Income)	7,500	(77)		18		7,441

Pre-Tax Income	4,885	163		(12)		5,036

Pre-Tax Income Margin	18.3%	0.6	Pts	-0.0	Pts	18.9%

Provision for Income Taxes***	1,221	38		0		1,259

Effective Tax Rate	25.0%	-0.1	Pts	0.1	Pts	25.0%

Net Income	3,664	126		(13)		3,777

Net Income Margin	13.7%	0.5	Pts	-0.0	Pts	14.2%

Diluted Earnings Per Share	$3.00	$0.10		$(0.01)		$3.09

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	SIX-MONTHS 2012
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$23,400	$181		$137		$23,718

Gross Profit Margin	46.4%	0.4	Pts	0.3	Pts	47.0%

S,G&A	11,723	(171)		(69)		11,483

R,D&E	3,188	0		10		3,197

Other (Income) & Expense	(190)	(2)		0		(192)

Total Expense & Other (Income)	14,403	(172)		(60)		14,171

Pre-Tax Income	8,997	354		197		9,547

Pre-Tax Income Margin	17.8%	0.7	Pts	0.4	Pts	18.9%

Provision for Income Taxes***	2,049	96		60		2,205

Effective Tax Rate	22.8%	0.2	Pts	0.2	Pts	23.1%

Net Income	6,948	258		137		7,342

Net Income Margin	13.8%	0.5	Pts	0.3	Pts	14.6%

Diluted Earnings Per Share	$5.95	$0.22		$0.12		$6.29

	SIX-MONTHS 2011
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$23,243	$172		$19		$23,434

Gross Profit Margin	45.3%	0.3	Pts	0.0	Pts	45.7%

S,G&A	11,856	(152)		(15)		11,689

R,D&E	3,156	0		43		3,199

Other (Income) & Expense	(105)	(5)		0		(110)

Total Expense & Other (Income)	14,541	(157)		28		14,412

Pre-Tax Income	8,702	329		(8)		9,022

Pre-Tax Income Margin	17.0%	0.6	Pts	-0.0	Pts	17.6%

Provision for Income Taxes***	2,175	86		(5)		2,256

Effective Tax Rate	25.0%	0.0	Pts	0.0	Pts	25.0%

Net Income	6,526	243		(3)		6,767

Net Income Margin	12.7%	0.5	Pts	-0.0	Pts	13.2%

Diluted Earnings Per Share	$5.30	$0.20		$(0.00)		$5.50

*  Includes amortization of acquired intangible assets and other acquisition-related charges.

**  Includes retirement-related items driven by changes to plan assets and liabilities primarily related to market performance.

***  Tax impact on operating (non-GAAP) pre-tax income is calculated under the same accounting principles applied to the GAAP pre-tax income which employs an annual effective tax rate method to the results.

Contact:	IBM
Mike Fay, 914/499-6107
mikefay@us.ibm.com

John Bukovinsky, 732/618-3531
jbuko@us.ibm.com

ATTACHMENT II

2Q 2012 Earnings Presentation July 18, 2012

Forward Looking Statements and Non-GAAP Information Certain comments made in this presentation may be characterized as forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the company's current assumptions regarding future business and financial performance. Those statements by their nature address matters that are uncertain to different degrees. Those statements involve a number of factors that could cause actual results to differ materially. Additional information concerning these factors is contained in the Company's filings with the SEC. Copies are available from the SEC, from the IBM web site, or from IBM Investor Relations. Any forward-looking statement made during this presentation speaks only as of the date on which it is made. The company assumes no obligation to update or revise any forward-looking statements. These charts and the associated remarks and comments are integrally related, and are intended to be presented and understood together. In an effort to provide additional and useful information regarding the company’s financial results and other financial information as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, certain non-GAAP information including "operating earnings" and other "operating" financial measures. The rationale for management’s use of this non-GAAP information, the reconciliation of that information to GAAP, and other related information are included in supplemental materials entitled “Non-GAAP Supplemental Materials” that are posted on the Company’s investor relations web site at http://www.ibm.com/investor/2q12/ The Non-GAAP Supplemental Materials are also included as Attachment II to the Company’s Form 8-K dated July 18, 2012.

2Q 2012 Highlights 2Q Segment highlights: Software revenue @CC led by Europe, Japan, Growth Markets Services profit +18%; backlog flat @CC Systems & Technology impacted by product cycle; gained share in Power Expanded gross, pre-tax, and net operating margins Strong cash flow supports investment and shareholder returns +9% yr/yr $3.7B Free Cash Flow +8% yr/yr $4.1B Operating Net Income +14% yr/yr $3.51 Operating (Non-GAAP) EPS (3%), +1% yr/yr @CC $25.8B Revenue Increasing expectations to at least $15.10 of Operating EPS in 2012

Key Financial Metrics Flat 25.0% Tax Rate 1.6 pts 15.8% NI Margin 2.2 pts 21.1% PTI Margin 1.5 pts 48.2% GP Margin B/(W) Yr/Yr 2Q12 P&L Ratios (Operating) 1% @CC 8% $4.1 NI – Operating 14% $3.51 EPS – Operating (3%) $25.8 Revenue B/(W) Yr/Yr 2Q12 P&L Highlights 3.6 13.0 $18.0 Last 12 Mos. Cash Balance @ June 30 Dividends Share Repurchase Free Cash Flow (excl GF Receivables) Cash Highlights 11.2 1.0 3.0 $3.7 2Q12 $ in Billions, except EPS

Revenue by Geography (1%) (4%) Major Markets 8% 2% Growth Markets 12% 5% BRIC Countries Flat (9%) 7.9 Europe/ME/A (24%) (24%) 0.5 OEM 1% (3%) $25.8 IBM 2Q12 4% 2% 6.3 Asia Pacific 1% (1%) $11.1 Americas Rptd @CC $ in Billions APac U.S. Flat EMEA Canada/ LA Japan - 5% @CC Performance led by Growth Markets B/(W) Yr/Yr OEM

Revenue and Gross Profit Margin by Segment 48.2% 46.0% 38.3% 88.4% 30.7% 36.3% 2Q12 1.5 pts (2.7 pts) (2.3 pts) Flat 1.9 pts 2.3 pts B/(W) Yr/Yr Pts 4% Flat 6.2 Software 2Q12 1% (3%) $25.8 Total Revenue & Operating GP Margin 4% Flat 0.5 Global Financing (7%) (9%) 4.3 Systems & Technology (1%) (4%) 4.7 Global Business Services 2% (2%) $10.0 Global Technology Services B/(W) Yr/Yr Rptd @CC $ in Billions Operating Gross Profit Margin Revenue

Expense Summary 1 pts 1 pts 1 pts Base (2 pts) 7 pts 6% $7.0 Operating Expense & Other Income (20%) 0.1 Interest Expense nm (0.1) Other (Income)/Expense (2%) (0.3) IP and Development Income (3 pts) 3 pts Flat 1.6 RD&E – Operating (2 pts) 5 pts 4% $5.7 SG&A – Operating Acq.* Currency B/(W) Yr/Yr 2Q12 $ in Billions B/(W) Yr/Yr Drivers * Includes acquisitions made in the last twelve months, net of non-operating acquisition-related charges

24% $1.8 Pre-Tax Income 3.6 pts 17.1% PTI Margin @CC Rptd 2Q12 2.3 pts 36.3% Gross Margin (External) 2% (2%) $10.0 Revenue (External) B/(W) Yr/Yr Services Segments Global Technology Services (GTS) Global Business Services (GBS) Total Services Pre-Tax Income +18% yr/yr 2Q12 Revenue (% of Total Services) $ in Billions 7% $0.8 Pre-Tax Income 1.8 pts 16.6% PTI Margin @CC Rptd 2Q12 1.9 pts 30.7% Gross Margin (External) (1%) (4%) $4.7 Revenue (External) B/(W) Yr/Yr $ in Billions 2Q12 @CC Rptd GTS Flat Flat (1%) 2% 4% 2% (6%) Services Backlog $136B (4%) Consulting & Systems Integration (5%) GBS Outsourcing GBS Yr/Yr 2Q12 Revenue (3%) Maintenance Flat Integrated Technology Services (3%) GTS Outsourcing GTS Outsourcing 40% GBS C&SI 25% Maint. 12% ITS 16% GBS Outsourcing 7%

Software Segment 8% $2.5 Pre-Tax Income @CC Rptd 2Q12 2.7 pts 35.9% PTI Margin Flat 88.4% Gross Margin (External) 4% Flat $6.2 Revenue (External) B/(W) Yr/Yr @CC Rptd 4% 3% 4% (3%) (4%) 6% 3% 7% Flat Total Software (1%) Total Middleware Flat Key Branded Middleware (7%) Rational (8%) Lotus Yr/Yr 2Q12 Revenue 2% Tivoli (1%) Information Management 3% WebSphere Family 2Q12 Revenue (% of Total Software) Key Branded Middleware 64% Operating Systems 10% Other Middleware 18% Other 8% $ in Billions Share gains in WebSphere and Tivoli

Systems & Technology Segment (40%) $0.2 Pre-Tax Income @CC Rptd 2Q12 (2.7 pts) 5.3% PTI Margin (2.3 pts) 38.3% Gross Margin (External) (7%) (9%) $4.3 Revenue (External) B/(W) Yr/Yr $ in Billions 2Q12 Revenue (% of Total Sys & Tech) Servers 66% Storage 20% Micro OEM 10% RSS Yr/Yr 2Q12 Revenue (7%) (22%) (5%) (1%) Flat (5%) (4%) (9%) @CC (7%) Power Systems (7%) Total Systems (9%) Total Systems & Technology (22%) Microelectronics OEM (4%) Retail Store Solutions (4%) Storage (8%) System x Rptd (11%) System z Continued share gains in Power driven by competitive displacements

Cash Flow Analysis ($0.8) (2.9) 0.6 2.0 (0.1) 0.0 (1.8) 1.4 (0.3) 1.6 (1.0) $0.7 B/(W) Yr/Yr ($0.7) $0.3 ($1.1) Change in Cash & Marketable Securities 1.9 1.6 (6.0) (1.8) 0.0 (1.9) 5.5 (2.3) 7.8 0.9 $8.7 YTD 1H12 (1.3) (1.2) Other (includes GF A/R & GF Debt) 1.0 0.9 Non-GF Debt 1.0 (3.0) Share Repurchases (0.1) (1.0) Dividends 0.0 0.0 Divestitures (0.5) (0.6) Acquisitions 0.3 3.7 Free Cash Flow (excluding GF Receivables) (0.3) (1.3) Net Capital Expenditures B/(W) Yr/Yr 2Q12 0.6 4.9 Net Cash from Operations (excluding GF Receivables) (0.5) (0.5) Less: Global Financing Receivables $0.2 $4.4 Net Cash from Operations $ in Billions Strong Free Cash Flow performance

7.2 32% 20.2 96.2 31.3 23.3 8.0 64.9 116.4 35.1 69.4 $11.9 Dec. 11 7.0 36% 20.6 93.3 32.4 22.6 9.8 60.8 113.8 32.5 70.2 $11.2 June 12 7.0 24% 23.2 90.3 29.8 23.4 6.4 60.5 113.5 32.9 68.8 $11.8 June 11 Equity Total Liabilities Total Debt Global Financing Debt Non-GF Debt* Global Financing Leverage Non-GF Debt / Capital Other Liabilities Total Assets Global Financing Assets Non-GF Assets* Cash & Marketable Securities Balance Sheet Summary $ in Billions * Includes eliminations of inter-company activity

2Q11 Operating EPS Revenue Growth @ Actual Margin Expansion Share Repurchases 2Q12 Operating EPS Operating EPS Bridge – 2Q11 to 2Q12 ($0.10) $0.35 $0.17 $3.09 $3.51

2Q 2012 Summary Continued strength in growth initiatives Growth markets YTD revenue up 9% yr/yr @CC Business analytics YTD revenue up 13% yr/yr Cloud YTD revenue doubled yr/yr Smarter Planet YTD revenue >20% yr/yr Annuity businesses provide solid base of revenue, profit and cash Productivity initiatives drive structural improvements and contribute to margin expansion Strong cash performance supports investment and shareholder returns 2010 2015e $11.67 At least $20 2011 $13.44 2012e $15.10+ Increasing expectations to at least $15.10 of Operating EPS in 2012 Operating EPS

[LOGO]

Supplemental Materials Currency – Year/Year Comparison Supplemental Segment Information – Global Services Supplemental Segment Information – Systems & Technology, Software Global Financing Portfolio Revenue by Key Industry Sales Unit Cash Flow (FAS 95) Non-GAAP Supplemental Materials Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items, Constant Currency Cash Flow, Debt-to-Capital Ratio Reconciliation of Operating Earnings Per Share GAAP to Operating (Non-GAAP) Bridge – 2Q 2012 GAAP to Operating (Non-GAAP) Bridge – 2Q 2011 GAAP to Operating (Non-GAAP) Bridge – 2Q 2012 GAAP to Operating (Non-GAAP) Bridge – 2Q 2011 Reconciliation of Free Cash Flow (excluding GF Receivables) Reconciliation of Revenue Growth Reconciliation of B/(W) Yr/Yr Expense Drivers – 2Q12 Reconciliation of Debt-to-Capital Ratio Reconciliation of Operating EPS Bridge 2Q11 to 2Q12 Some columns and rows in these materials, including the supplemental exhibits, may not add due to rounding Supplemental Materials

Currency – Year/Year Comparison 1% Revenue @CC (3%) $25.8 Revenue As Reported ($3.1) ($0.8) ($1.2) (4 pts) (1.0) Currency Impact (US$B) (US$B) (US$B) Yr/Yr (US$B) 2Q12 (2 pts) ~(0-1 pts) ~(3 pts) ~(3 pts) April 17 View 80 0.63 0.78 2Q12 (4 pts) 2% (3%) (12%) Yr/Yr ~(3 pts) 0% (2%) (10%) FY12 ~(4-5 pts) (2%) (3%) (15%) 3Q12 ~(2-3 pts) (2%) (1%) (10%) 4Q12 79 0.64 0.82 7/17 Spot (1 pts) 4% (2%) (4%) Yr/Yr 1Q12 IBM Revenue Impact 79 Yen 0.64 Pound 0.76 Euro Yr/Yr @ 7/17 Spot Quarterly Averages per US $

Supplemental Segment Information – 2Q 2012 ($3) Quarter-to-Quarter ($9) Year-to-Year Change in Backlog due to Currency (1%) (5%) $6.8 Outsourcing - GTS O/S, GBS O/S (AMS) 1% (3%) 6.9 Transactional - ITS, Consulting & AMS SI (incl. US Federal) Flat (4%) $13.7 Total Signings Backlog $ in Billions @CC Yr/Yr 2Q12 Global Services $1 ($8) $136 Total Backlog ($2) ($8) $88 Outsourcing Backlog Signings $ in Billions @CC Yr/Yr 2Q12 Global Services Note: Actual backlog calculated using June 30 currency spot rates 2% (2%) Total GTS 2% (3%) Maintenance (1%) (4%) Total GBS 2% (3%) Maintenance 4% Flat Integrated Tech Services Flat (4%) GBS C&SI 1% (3%) Total Outsourcing @CC Yr/Yr Global Services 1% (3%) Total Transactional Revenue Growth (1%) (5%) GBS Outsourcing 2% (3%) GTS Outsourcing Supplemental Revenue Information Supplemental Backlog / Signings Information Supplemental Materials

Supplemental Segment Information – 2Q 2012 Share GP% @CC Yr/Yr Systems & Technology (7%) (22%) (5%) (1%) Flat (5%) (4%) (9%) = (9%) Total Systems & Technology (22%) Microelectronics OEM (7%) Total Systems (4%) Retail Store Solutions (4%) Storage (8%) System x Revenue Growth (7%) Power Systems (11%) System z Revenue Growth 4% Flat Total Software 12% 8% Other Software/Services 3% Flat Operating Systems 3% (1%) Total Middleware 1% (3%) Other Middleware 4% Flat Key Branded Middleware (3%) (7%) Rational (4%) (8%) Lotus @CC Yr/Yr Software 6% 2% Tivoli 3% (1%) Information Management 7% 3% WebSphere Family Supplemental Materials

20 20 Global Financing Portfolio 2Q12 – $25.1B Net External Receivables Supplemental Materials 2Q12 1Q12 2Q11 Identified Loss Rate 0.8% 0.8% 1.0% Anticipated Loss Rate 0.5% 0.5% 0.3% Reserve Coverage 1.3% 1.3% 1.3% Client Days Delinquent Outstanding 2.6 2.8 2.4 Commercial A/R > 30 days $33M $68M $32M Non-Investment Grade 39% Investment Grade 61% 24% 37% 21% 12% 5% 1% 0% 10% 20% 30% 40% Aaa-A3 Baa1-Baa3 Ba1-Ba2 Ba3-B1 B2-B3 Caa-D

1% (3%) $25.8 Total IBM 5% Flat 5.5 General Business 2Q12 (5%) (9%) 2.4 Communications (4%) (7%) 2.4 Distribution 3% (1%) 2.6 Industrial 4% 1% 4.0 Public 1% (3%) $7.5 Financial Services B/(W) Yr/Yr Rptd @CC Revenue by Key Industry Sales Unit $ in Billions General Business Comms Distribution Industrial Public Financial Services Supplemental Materials

Cash Flow (FAS 95) ($1.1) (0.2) (5.7) 0.9 (6.0) (1.8) 1.3 (3.9) 0.3 (1.9) 0.0 (2.3) 8.7 0.9 (1.8) 0.3 2.3 $6.9 YTD 1H12 $1.1 0.3 (7.2) 1.6 (8.0) (1.7) 1.0 (0.1) 2.1 (0.2) 0.0 (2.0) 8.1 1.9 (3.1) 0.3 2.4 $6.5 YTD 1H11 ($1.0) (0.4) (3.4) 0.3 (3.0) (1.0) 0.3 (1.7) 0.2 (0.6) 0.0 (1.3) 4.4 (0.5) (0.3) 0.2 1.2 $3.9 QTD 2Q12 ($1.0) 0.2 (4.9) 0.7 (4.0) (0.9) (0.7) (0.6) 0.5 (0.1) 0.0 (1.0) 4.3 0.0 (0.7) 0.2 1.2 $3.7 QTD 2Q11 Net Change in Cash & Cash Equivalents Working Capital / Other Effect of Exchange Rate changes on Cash Net Cash used in Financing Activities Common Stock Transactions - Other Common Stock Repurchases Dividends Debt, net of payments & proceeds Net Cash used in Investing Activities Marketable Securities / Other Investments, net Acquisitions, net of cash acquired Divestitures, net of cash transferred Capital Expenditures, net of payments & proceeds Net Cash provided by Operating Activities Global Financing A/R Stock-based Compensation Depreciation / Amortization of Intangibles Net Income from Operations $ in Billions Supplemental Materials

Non-GAAP Supplemental Materials In an effort to provide investors with additional information regarding the company's results as determined by generally accepted accounting principles (GAAP), the company also discusses, in its earnings press release and earnings presentation materials, the following Non-GAAP information which management believes provides useful information to investors. Operating (Non-GAAP) Earnings Per Share and Related Income Statement Items Management presents certain financial measures excluding the effects of certain acquisition-related charges, non-operating retirement-related costs, and any related tax impacts. Management uses the term "operating" to describe this view of the company's financial results and other financial information. For acquisitions, these measures exclude the amortization of purchased intangible assets and acquisition-related charges such as in-process research and development, transaction costs, applicable restructuring and related expenses, and tax charges related to acquisition integration. For retirement-related costs, the company has characterized certain items as operating and others as non-operating. The company includes service cost, amortization of prior service cost and the cost of defined contribution plans in its operating results. Non-operating retirement-related costs include interest cost, expected return on plan assets, amortized actuarial gains/losses, the impacts of any plan curtailments/settlements, multi-employer plan costs, pension insolvency costs, and other costs. Non-operating costs primarily relate to changes in pension plan assets and liabilities which are tied to market performance, and management considers these costs to be outside the operational performance of the business. Management’s calculation of these operating measures, as presented, may differ from similarly titled measures reported by other companies. Overall, management believes that providing investors with an operating view as described above provides increased transparency and clarity into both the operational results of the business and the performance of the company’s pension plans, improves visibility to management decisions and their impacts on operational performance, enables better comparison to peer companies, and allows the company to provide a long term strategic view of the business going forward. For the 2015 earnings per share roadmap, the company is utilizing an operating view to establish its objectives and track its progress. Effective January 1, 2011, the company’s segment financial results and performance reflect operating earnings, consistent with the company’s management and measurement system. Constant Currency Management refers to growth rates at constant currency or adjusting for currency so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year period’s currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates. Supplemental Materials

Non-GAAP Supplemental Materials Cash Flow Management uses a free cash flow measure to evaluate the company’s operating results, plan share repurchase levels, evaluate strategic investments and assess the company’s ability and need to incur and service debt. The entire free cash flow amount is not necessarily available for discretionary expenditures. The company defines free cash flow as net cash from operating activities less the change in Global Financing receivables and net capital expenditures, including the investment in software. A key objective of the Global Financing business is to generate strong returns on equity, and increasing receivables is the basis for growth. Accordingly, management considers Global Financing receivables as a profit-generating investment, not as working capital that should be minimized for efficiency. Therefore, management includes presentations of both free cash flow and cash flow from operations that exclude the effect of Global Financing receivables. Debt-to-Capital Ratio Management presents its debt-to-capital ratio excluding the Global Financing business. A financing business is managed on a leveraged basis. The company funds its Global Financing segment using a debt-to-equity ratio target of approximately 7 to 1. Given this significant leverage, the company presents a debt-to-capital ratio which excludes the Global Financing segment debt and equity because the company believes this is more representative of the company’s core business operations. Supplemental Materials

Non-GAAP Supplemental Materials Reconciliation of Operating Earnings Per Share IBM Operating EPS (Non-GAAP) Acquisition-Related Charges * Amortization of Purchased Intangibles Other Acquisition-Related Charges Non-Operating Retirement-Related Items IBM GAAP EPS Adjustments 2012 Expectations $14.40+ $15.10+ $0.46 $0.43 $0.03 $0.24 * Includes acquisitions closed as of 6/30/2012 The above serves to reconcile the Non-GAAP financial information contained in the “2Q 2012 Highlights” and “2Q 2012 Summary” discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 2Q 2012 (133) 0 (1) (132) Other Income & Expense 7,004 (28) (88) 7,120 Total Operating Expense & Other Income 1,359 30 49 1,280 Tax *** $3.51 $0.06 $0.11 $3.34 Diluted Earnings Per Share 4,077 64 132 3,881 Net Income 5,436 94 181 5,161 Pre-Tax Income 1,592 5 0 1,587 RD&E 5,717 (33) (87) 5,837 SG&A $12,440 $66 $93 $12,281 Gross Profit Operating (Non-GAAP) Retirement-related Adjustments** Acquisition-related Adjustments* GAAP $ in Millions, except EPS * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “2Q 2012 Highlights,” “Key Financial Metrics” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 2Q 2011 96 0 (1) 97 Other Income & Expense 7,441 18 (77) 7,500 Total Operating Expense & Other Income 1,259 0 38 1,221 Tax *** $3.09 ($0.01) $0.10 $3.00 Diluted Earnings Per Share 3,777 (13) 126 3,664 Net Income 5,036 (12) 163 4,885 Pre-Tax Income 1,593 24 0 1,569 RD&E 5,950 (5) (76) 6,030 SG&A $12,477 $6 $87 $12,385 Gross Profit Operating (Non-GAAP) Retirement-related Adjustments** Acquisition-related Adjustments* GAAP $ in Millions, except EPS * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. The above serves to reconcile the Non-GAAP financial information contained in the “2Q 2012 Highlights,” “Key Financial Metrics” and “Expense Summary” discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

15.8% 0.2 pts 0.5 pts 15.1% Net Income Margin 25.0% 0.1 pts 0.1 pts 24.8% Tax Rate *** 21.1% 0.4 pts 0.7 pts 20.0% PTI Margin 48.2% 0.3 pts 0.4 pts 47.6% Gross Profit Margin Operating (Non-GAAP) Retirement-related Adjustments ** Acquisition- related Adjustments* GAAP * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 2Q 2012 The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics” discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

14.2% (0.0 pts) 0.5 pts 13.7% Net Income Margin 25.0% 0.1 pts (0.1 pts) 25.0% Tax Rate *** 18.9% (0.0 pts) 0.6 pts 18.3% PTI Margin 46.8% 0.0 pts 0.3 pts 46.4% Gross Profit Margin Operating (Non-GAAP) Retirement-related Adjustments ** Acquisition- related Adjustments* GAAP * Includes amortization of purchased Intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance ***The tax impact on the Operating (Non-GAAP) Pre-Tax Income is calculated under the same accounting principles applied to the As Reported Pre-Tax Income under ASC 740, which employs an annual effective tax rate method to the results. Non-GAAP Supplemental Materials GAAP to Operating (Non-GAAP) Bridge – 2Q 2011 The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics” discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials $18.0 Free Cash Flow (excluding GF Receivables) (4.3) Net Capital Expenditures 12 months ended 6/30/12 22.3 Net Cash from Operations (excluding GF Receivables) (1.8) Less: Global Financing Receivables $20.5 Net Cash from Operations $ in Billions Reconciliation of Free Cash Flow (excluding GF Receivables) The above serves to reconcile the Non-GAAP financial information contained in the “Key Financial Metrics” discussion in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Non-GAAP Supplemental Materials Reconciliation of Revenue Growth @CC As Rptd 24% (5%) (1%) 10% 16% (3%) 13% @CC 9% 26% (3%) (4%) 3% 10% (11%) 9% As Rptd 5% China Japan Major Markets – Services Growth Markets – Services Growth Markets – ITS Europe – GBS Storage Software Growth Markets 2Q12 Yr/Yr The above serves to reconcile the Non-GAAP financial information contained in the “Revenue by Geography,” “Services Segments,” “Software Segment,” “Systems and Technology Segment,” and “2Q 2012 Summary” discussions in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials 1H12 Yr/Yr

3 pts 0 pts 3 pts Currency (3 pts) 0 pts (3 pts) Acquisitions 1 pts 1 pts 0 pts Base Operating Expense & Other Income 7 pts 0 pts 7 pts Currency (2 pts) 0 pts (3 pts) Acquisitions SG&A 5 pts 0 pts 5 pts Currency (2 pts) 0 pts (2 pts) Acquisitions 1 pts 0 pts 1 pts Base RD&E 1 pts 1 pts 0 pts Base Operating (Non-GAAP) Non-GAAP Adjustments GAAP Non-GAAP Supplemental Materials Reconciliation of B/(W) Yr/Yr Expense Drivers – 2Q12 The above serves to reconcile the Non-GAAP financial information contained in the “Expense Summary” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. Supplemental Materials

Reconciliation of Debt-to-Capital Ratio 24% 56% 2Q11 36% 61% 2Q12 FY11 32% 61% Non-Global Financing Debt / Capital IBM Consolidated Debt / Capital The above serves to reconcile the Non-GAAP financial information contained in the “Balance Sheet” discussion in the company’s earnings presentation. See Slide 24 of this presentation for additional information on the use of these Non-GAAP financial measures. Non-GAAP Supplemental Materials Supplemental Materials

* Includes amortization of purchased intangibles, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges ** Includes retirement related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, multi-employer plans and insolvency insurance Non-GAAP Supplemental Materials Reconciliation of Operating EPS Bridge 2Q11 to 2Q12 The above serves to reconcile the Non-GAAP financial information contained in the “Operating EPS Bridge – 2Q11 to 2Q12” discussion in the company’s earnings presentation. See Slide 23 of this presentation for additional information on the use of these Non-GAAP financial measures. $3.51 $0.06 $0.11 $3.34 2Q12 EPS 0.17 - 0.01 0.16 Share repurchases 0.35 0.07 - 0.28 Margin expansion (0.10) - - (0.10) Revenue growth @ actual $3.09 ($0.01) $0.10 $3.00 2Q11 EPS Operating (Non-GAAP) Retirement-related Adjustments** Acquisition- related Adjustments* GAAP Supplemental Materials

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